Audited Consolidated Financial Statements of

CARMANAH TECHNOLOGIES

CORPORATION

Years ended December 31, 2002, 2001 and 2000

#

kpmg

KPMG LLP

Chartered Accountants

St. Andrew’s Square II

Telephone (250) 480-3500

800-730 View Street

Telefax (250) 480-3539

Victoria BC V8W 3Y7

www.kpmg.ca

AUDITORS' REPORT TO THE DIRECTORS

We have audited the consolidated balance sheets of Carmanah Technologies Corporation as at December 31, 2002 and 2001 and the consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 2002.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Canada and auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2002 and 2001 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2002, in accordance with Canadian generally accepted accounting principles.

Chartered Accountants

Victoria, Canada

February 27, 2003

#

CARMANAH TECHNOLOGIES CORPORATION

Consolidated Balance Sheets

(Expressed in Canadian dollars)

December 31, 2002 and 2001

2002

2001

---------------------------------------------------------------------------

Assets

Current assets:

Cash and cash equivalents

$

679,100

$

1,060,817

Accounts receivable

1,366,780

382,846

Inventories (note 3)

1,057,666

587,439

Prepaid expenses and deposits

43,513

26,777

Current portion of advances receivable

26,844

49,472

------------------------------------------------------------------------

3,173,903

2,107,351

Advances receivable (note 4)

111,500

111,500

Deferred development costs (note 5)

-

216,895

Equipment and leasehold improvements (note 6)

471,079

279,873

Patents

34,154

29,487

---------------------------------------------------------------------------

$

3,790,636

$

2,745,106

---------------------------------------------------------------------------

Liabilities and Shareholders’ Equity

Current liabilities:

Accounts payable and accrued liabilities

$

947,014

$

340,876

Bank loan (note 7)

140,000

30,000

Deferred revenue

11,042

-

Current portion of long-term debt

21,684

27,790

Current portion of obligations under capital leases

48,015

25,800

Future income taxes (note 8)

-

18,000

------------------------------------------------------------------------

1,167,755

442,466

Long-term debt (note 9)

55,139

17,143

Obligations under capital leases (note 10)

49,566

30,304

---------------------------------------------------------------------------

1,272,460

489,913

Shareholders’ equity:

Share capital (note 11)

3,256,336

3,029,746

Contributed surplus

26,188

26,188

Deficit

(764,348)

(800,741)

------------------------------------------------------------------------

2,518,176

2,255,193

Commitments (note 15)

Subsequent events (note 18)

---------------------------------------------------------------------------

$

3,790,636

$

2,745,106

---------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

CARMANAH TECHNOLOGIES CORPORATION

Consolidated Statements of Operations and Deficit

(Expressed in Canadian dollars)

Years ended December 31, 2002, 2001 and 2000

2002

2001

2000

---------------------------------------------------------------------------

Sales

$

6,468,899

$

3,373,453

$

2,240,897

Cost of sales

2,808,745

1,549,306

1,206,091

---------------------------------------------------------------------------

3,660,154

1,824,147

1,034,806

Operating expenses:

Wages and benefits

1,517,416

1,135,033

559,148

Office and administration

684,531

539,360

176,296

Research and development (note 12)

543,051

271,485

24,773

Sales and marketing

533,041

200,705

86,550

Bank charges and interest

49,086

38,912

33,654

Amortization of:

Equipment and leasehold

improvements

140,014

111,129

70,483

Deferred development costs

216,895

217,588

149,877

Patents and other intangible assets

9,091

12,129

5,294

---------------------------------------------------------------------

3,693,125

2,526,341

1,106,075

---------------------------------------------------------------------------

Operating loss

(32,971)

(702,194)

(71,269)

Interest and other income

51,364

25,696

-

---------------------------------------------------------------------------

Earnings (loss) before income taxes

18,393

(676,498)

(71,269)

Income tax expense (recovery):

Future (note 8)

(18,000)

-

18,000

------------------------------------------------------------------------

Net earnings (loss)

36,393

(676,498)

(89,269)

Deficit, beginning of year

(800,741)

(124,243)

(34,974)

---------------------------------------------------------------------------

Deficit, end of year

$

(764,348)

$

(800,741)

$

(124,243)

---------------------------------------------------------------------------

Earnings (loss) per share –

   basic and diluted

$

0.00

$

(0.04)

$

(0.01)

---------------------------------------------------------------------------

Weighted average number of

   shares outstanding

19,650,884

15,460,951

10,408,202

--------------------------------------------------------------------------

 See accompanying notes to consolidated financial statements.

CARMANAH TECHNOLOGIES CORPORATION

Consolidated Statements of Cash Flows

(Expressed in Canadian dollars)

Years ended December 31, 2002, 2001 and 2000

2002

2001

2000

---------------------------------------------------------------------------

Cash provided by (used in):

Operations:

Net earnings (loss)

$

36,393

$

(676,498)

$

(89,269)

Items not involving cash:

Amortization

366,000

340,846

225,654

Share capital issued for services

-

-

20,000

Future income tax expense

   (recovery)

(18,000)

-

18,000

Changes in non-cash working capital:

Accounts receivable

(983,934)

(8,087)

(385,302)

Inventories

(470,227)

(92,439)

(19,556)

Prepaid expenses and deposits

(16,736)

(23,915)

-

Accounts payable and

   accrued liabilities

606,138

66,753

20,042

Deferred revenue

11,042

-

(4,024)

---------------------------------------------------------------------

(469,324)

(393,340)

(214,455)

Investing:

Deferred development costs

-

(231,202)

(196,066)

Purchase of equipment and leasehold

improvements

(269,428)

(138,848)

(83,209)

Proceeds on disposal of automobile

4,600

-

-

Patents

(13,757)

(12,627)

(17,407)

Advances received

-

300,000

200,000

Decrease in advances receivable

22,628

10,528

-

------------------------------------------------------------------------

(255,957)

(72,149)

(96,682)

Financing:

Proceeds on share issuance

237,600

1,468,014

1,071,505

Share issuance costs

(11,010)

(31,835)

-

Repurchase of share capital

-

-

(443,812)

Bank loan

110,000

(60,000)

(35,000)

Proceeds from issuance of

    long-term debt

75,000

33,400

81,000

Repayment of long-term debt

(43,114)

(51,906)

(182,665)

Repayment of advances from affiliated

companies

-

-

(30,850)

Principal payments of obligations

under  capital leases

(24,912)

(17,001)

(1,745)

------------------------------------------------------------------------

343,564

1,340,672

458,433

------------------------------------------------------------------------

Increase (decrease) in cash and

   cash equivalents

(381,717)

875,183

147,296

Cash and cash equivalents,

   beginning of year

1,060,817

185,634

38,338

---------------------------------------------------------------------------

Cash and cash equivalents,

   end of year

$

679,100

$

1,060,817

$

185,634

---------------------------------------------------------------------------

Supplemental cash flow information

Cash during the year for:

Interest paid

$

127,569

$

38,912

$

33,654

Interest received

34,846

-

-

Non-cash investing and financing

   activities:

Acquisition of equipment through

   capital lease

66,392

43,682

31,168

Acquisition of equipment through

   supplier loan

-

-

40,235

Shares issued for services

-

36,000

-

Shares issued to acquire non-cash

   assets

-

645,828

-

---------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

CARMANAH TECHNOLOGIES CORPORATION

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2002, 2001 and 2000

---------------------------------------------------------------------------

Carmanah Technologies Corporation (“CTC” or the “Company”), formerly Andina Development Corporation, was incorporated pursuant to the provisions of the Business Corporations Act (Alberta) on March 26, 1996.  On June 21, 2001, the Company acquired all the issued and outstanding share capital of Carmanah Technologies Inc. (“CTI”).  CTI is in the business of developing and manufacturing solar-powered light technology and the sale of related products.

1.

Significant accounting policies:

The consolidated financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles.  The following is a summary of the significant accounting policies used in the preparation of the financial statements.  Material measurement differences to accounting principles generally accepted in the United States are set out in note 17.

(a)

Basis of presentation:

(i)

Reverse takeover transaction:

On June 21, 2001, the Company acquired all of the issued and outstanding common shares of CTI in exchange for common shares.

As the former shareholders of CTI held the majority of the outstanding shares of the Company immediately following the transaction, the transaction has been accounted for as a reverse takeover in accordance with Canadian generally accepted accounting principles.

Application of reverse takeover accounting results in the following:

(a)

The consolidated financial statements of the combined entity are issued under the name of the legal parent, the Company, but are considered a continuation of the financial statements of the legal subsidiary, CTI.

(b)

As CTI is deemed to be the acquirer for accounting purposes, its assets and liabilities are included in the consolidated balance sheets for the continuing entity at their historical carrying values.  The Company’s assets and liabilities at the date of the transaction are included in the consolidated balance sheets at their estimated fair market value, which equaled their book value at the date of the transaction.

(i)

Consolidation:

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, CTI.  All inter-company transactions and balances have been eliminated.

CARMANAH TECHNOLOGIES CORPORATION

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2002, 2001 and 2000

---------------------------------------------------------------------------

1.

Significant accounting policies (continued):

(a)

Cash and cash equivalents:

Cash and cash equivalents include highly liquid investments, consisting primarily of term deposits, with terms to maturity of three months or less at the date of purchase.

(c)

Inventories:

Inventories are valued on a first-in, first-out basis at the lower of average cost and replacement cost for raw materials and at the lower of cost and net realizable value for work-in-process and finished goods.

(d)

Equipment and leasehold improvements:

Equipment and leasehold improvements are carried at cost less accumulated amortization.  Amortization is determined at rates which will reduce original cost to estimated residual value over the useful life of each asset.  The annual rates used to compute amortization are as follows:

Asset

Basis

Rate

---------------------------------------------------------------------

Automobiles

declining balance

30%

Computer hardware

declining balance

30%

Computer software

declining balance

100%

Leasehold improvements

straight-line

term of lease

Office, production and research

   equipment

declining balance

20%

The cost of repairs and maintenance is expensed as incurred.

(e)

Patents:

Direct costs of obtaining patents are capitalized and amortized at 25% declining balance, being the estimated period of benefit.

(f)

Revenue recognition:

Revenues from the sale of products are recognized at the time the product is shipped and title passes, persuasive evidence exists of a sales arrangement, collection is probable and the price is fixed or determinable.  Provisions are established for estimated product returns and warranty costs at the time revenue is recognized based on historical experience for the product.  If there is a requirement for customer acceptance of any products shipped, revenue is recognized only after customer acceptance has been received.  Payments received in advance of the satisfaction of the Company’s revenue recognition policies are recorded as deferred revenue.

CARMANAH TECHNOLOGIES CORPORATION

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2002, 2001 and 2000

---------------------------------------------------------------------------

1.

Significant accounting policies (continued):

(g)

Research and development costs:

Research costs are expensed as incurred.  Development costs are expensed as incurred unless certain stringent criteria for deferral, as specified by the Canadian Institute of Chartered Accountants, have been met.  These criteria primarily relate to the establishment of technical feasibility, identification of specified markets, and availability of adequate resources to complete the project under development.  Costs of product development, net of any applicable research and development tax credits, are capitalized until project completion or commencement of commercial sales of the product.  Costs are then amortized over the estimated period of future benefit.

(h)

Earnings (loss) per share:

The Company calculates basic earnings (loss) per share using the weighted average number of common shares outstanding during the period excluding escrowed shares which the release of are subject to performance criteria.  Diluted net earnings (loss) per share are calculated by the treasury stock method.  Under the treasury stock method, the weighted average number of common shares outstanding for the calculation of diluted net earnings (loss) per share assumes that the proceeds to be received on the exercise of dilutive stock options and warrants are applied to repurchase common shares at the average market price for the period.  Stock options and warrants are dilutive when the Company has income from continuing operations and the average market price of the common shares during the period exceeds the exercise price of the options and warrants.

(i)

Stock-based compensation:

Effective January 1, 2002, the Company adopted the new recommendations of the Canadian Institute of Chartered Accountants entitled “Stock-based Compensation and Other Stock-based Payments”.  The new recommendations are applied prospectively to all stock-based payments to non-employees and to employee awards that are direct awards of stock, call for settlement in cash or other assets, or are stock appreciation rights that call for settlement by the issuance of equity instruments, granted on or after January 1, 2002.  As there were no awards outstanding at January 1, 2002 which call for settlement in cash or other assets, or stock appreciation rights that call for settlement by the issuance of equity instruments, no cumulative effect adjustment was required on adoption of this policy.

For other employee awards, including employee stock options, the Company has elected to continue to apply the settlement method.  Under this method, no compensation expense is recognized when stock options are granted to employees.  Any consideration paid by employees on exercise of stock options is credited to share capital.  The Company is required to disclose pro forma net earnings and earnings per share information as if employee stock options granted on or after January 1, 2002 had been accounted for under the fair value method.  This information is presented in note 11(c).

CARMANAH TECHNOLOGIES CORPORATION

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2002, 2001 and 2000

---------------------------------------------------------------------------

1.

Significant accounting policies (continued):

(a)

Future income taxes:

The Company uses the asset and liability method of accounting for income taxes.  Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on future tax assets and liabilities of future changes in tax rates is recognized in income in the period that included the date of enactment or substantive enactment. To the extent that it is not more likely than not that a future tax asset will be realized, a valuation allowance is provided.

(k)

Foreign currency transactions:

The Company’s functional currency is the Canadian dollar.  Monetary assets and liabilities denominated in foreign currency are translated to Canadian dollars at the rate of exchange prevailing at the consolidated balance sheets date.  Non-monetary items are translated at rates of exchange in effect when the amounts were acquired or obligations incurred.  Revenues and expenses are translated at rates in effect at the time of the transaction.  Foreign exchange gains and losses are recognized in the determination of net earnings (loss) in the year in which they arise.

(l)

Measurement uncertainty:

The presentation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the period.  Significant areas requiring the use of estimates include the estimation of warranty provisions and valuation of stock compensation.  Actual results could differ from those estimates.

(m)

Impairment of long-lived assets:

The Company monitors the recoverability of long-lived assets, including equipment and leasehold improvements, deferred software development costs and patents, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The Company reviews factors such as current market value, future asset utilization and business climate and compares the carrying value of the assets to the future undiscounted cash flows expected to result from the use of the related asset.  If such cash flows are less than the carrying value, the impairment charge to be recognized equals the excess.

CARMANAH TECHNOLOGIES CORPORATION

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2002, 2001 and 2000

---------------------------------------------------------------------------

1.

Significant accounting policies (continued):

(n)

Comparative figures:

Certain of the comparative figures have been reclassified to conform with the financial statement presentation for the current year.

2.

Reverse takeover of Carmanah Technologies Inc.:

Pursuant to a Share Purchase Agreement dated June 14, 2001, the Company acquired all the issued and outstanding share capital of CTI in exchange for 14,000,000 post-consolidated common shares of the Company.  In addition, the Company issued 100,000 post-consolidated common shares as a finder’s fee for the acquisition.

As the transaction, which was completed on June 21, 2001, resulted in the shareholders of CTI acquiring the majority of the outstanding shares of the Company, the transaction was accounted for as a reverse takeover using the purchase method with CTI as the acquirer.  The amounts assigned to the assets and liabilities of the Company deemed to have been purchased are based on the estimated fair value of the net assets of the Company, which equal their carrying values as at June 21, 2001, as follows:

------------------------------------------------------------------------

Net assets acquired at assigned value:

Cash

$

1,468,014

Accounts receivable

14,898

Prepaid expenses and deposits

271

Advances to Bargain Castle International Discount Centres Inc.

171,500

Advances to CTI

500,000

------------------------------------------------------------------------

2,154,683

Accounts payable and accrued liabilities

(40,841)

------------------------------------------------------------------------

$

2,113,842

------------------------------------------------------------------------

Consideration given:

Common shares of CTI

$

2,113,842

------------------------------------------------------------------------

3.

Inventories:

2002

2001

------------------------------------------------------------------------

Raw materials

$

737,039

$

383,980

Work-in-process

115,290

101,868

Finished goods

205,337

101,591

------------------------------------------------------------------------

$ 1,057,666

$

587,439

------------------------------------------------------------------------

CARMANAH TECHNOLOGIES CORPORATION

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2002, 2001 and 2000

---------------------------------------------------------------------------

4.

Advances receivable:

2002

2001

------------------------------------------------------------------------

Advances, beginning of year

$

160,972

$

-

Advances

-

241,500

Payments received

(35,500)

(100,000)

Accrued interest for the year

12,872

19,472

------------------------------------------------------------------------

138,344

160,972

Less current portion of advances receivable

(26,844)

(49,472)

------------------------------------------------------------------------

Advances, end of year

$

111,500

$

111,500

------------------------------------------------------------------------

The Company entered into a Letter of Intent dated September 15, 1999 which sets forth the basic terms and conditions of a proposed acquisition of all the issued and outstanding securities of Bargain Castle International Discount Centres Inc. (“Bargain Castle”), a private company which carries on the business of selling goods that are purchased from liquidation sources.  The transaction was not completed as certain conditions required to be met for the closing were not satisfied.

Advances receivable are payable in monthly instalments of $3,000 including annual interest at 8%.  The debt is secured by a first charge over all the assets of Bargain Castle, pursuant to a general security agreement.

5.

Deferred development costs:

2002

2001

------------------------------------------------------------------------

Deferred development costs, beginning of year

$

216,895

$

203,281

Development costs incurred

-

231,202

Amortization

(216,895)

(217,588)

------------------------------------------------------------------------

Deferred development costs, end of year

$

-

$

216,895

------------------------------------------------------------------------

CARMANAH TECHNOLOGIES CORPORATION

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2002, 2001 and 2000

---------------------------------------------------------------------------

6.

Equipment and leasehold improvements:

Accumulated

Net book

2002

Cost

amortization

value

------------------------------------------------------------------------

Computer hardware

$

221,546

$

116,340

$

105,206

Computer software

119,475

108,023

11,452

Leasehold improvements

199,008

62,439

136,569

Office equipment

96,262

18,713

77,549

Production equipment

175,876

51,265

124,611

Research equipment

28,701

13,009

15,692

------------------------------------------------------------------------

$

840,868

$

369,789

$

471,079

------------------------------------------------------------------------

Accumulated

Net book

2001

Cost

amortization

value

------------------------------------------------------------------------

Automobile

$

11,200

$

6,535

$

4,665

Computer hardware

185,928

78,884

107,044

Computer software

96,572

75,010

21,562

Leasehold improvements

72,103

28,550

43,553

Office equipment

27,832

7,880

19,952

Production equipment

93,847

30,365

63,482

Research equipment

28,701

9,086

19,615

------------------------------------------------------------------------

$

516,183

$

236,310

$

279,873

------------------------------------------------------------------------

Equipment and leasehold improvements include $151,037 (2001 - $75,797) of equipment acquired under capital leases.  Amortization of equipment under capital lease of $24,856 (2001 - $19,558) is included in amortization expense.

7.

Bank loan:

The Company, through CTI has a credit facility with the Royal Bank of Canada, which includes a demand operating loan to a maximum of $300,000 (2001 - $200,000) at prime plus 1.25% (2001 - 1%).  This credit facility is secured by a general security agreement, and guarantee and postponement of claim by CTC.

CARMANAH TECHNOLOGIES CORPORATION

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2002, 2001 and 2000

---------------------------------------------------------------------------

8.

Income taxes:

Income tax recovery (expense) differs from the amounts computed by applying the combined federal and provincial tax rates of 39.6% (2001 - 43.6%) to pre-tax income from continuing operations as a result of the following:

2002

2001

------------------------------------------------------------------------

Income tax expense (recovery) based

on combined tax rates

$

14,412

$

(294,953)

Effect of adjustment to future tax assets

and liabilities for enacted changes in

tax laws and rates

(32,412)

294,953

----------------------------------------------------------------------

Income tax recovery

$

(18,000)

$

-

------------------------------------------------------------------------

Temporary differences give rise to the following future tax assets and liabilities at December 31:

2002

2001

------------------------------------------------------------------------

Future tax assets:

Warranty reserve

$

23,000

$

15,000

Share issue costs

238,000

296,000

Losses available for future periods

353,000

391,000

Scientific research and experimental development

192,000

243,000

Equipment - differences in net book value of UCC

-

12,000

Other

14,000

14,000

------------------------------------------------------------------------

820,000

971,000

Future tax liabilities:

Equipment - differences in net book value of UCC

(12,000)

-

Deferred development costs

-

(84,000)

------------------------------------------------------------------------

(12,000)

(84,000)

Less valuation allowance

(808,000)

(905,000)

------------------------------------------------------------------------

Net future tax liability

$

-

$

(18,000)

------------------------------------------------------------------------

CARMANAH TECHNOLOGIES CORPORATION

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2002, 2001 and 2000

---------------------------------------------------------------------------

9.

Long term debt:

2002

2001

------------------------------------------------------------------------

Business Development Bank loan, payable in monthly

instalments of $1,675 including annual interest at

prime plus 1.25%, maturing December 23, 2005.

Secured by a general security agreement on

manufacturing equipment.

$

70,350

$

12,100

City of Victoria, payable in monthly instalments of

$170 including annual interest at 7.92%, maturing

August 1, 2006

6,473

7,937

Intuitive Manufacturing Systems Inc., payable in

monthly instalments of $1,575 including annual

interest at 19%, maturing October 1, 2003.

Secured by the IMS software license.  This loan

was paid out in full before maturity date in 2002.

-

24,896

------------------------------------------------------------------------

76,823

44,933

Less current portion of long-term debt

21,684

27,790

------------------------------------------------------------------------

$

55,139

$

17,143

------------------------------------------------------------------------

Scheduled debt repayments to maturity are as follows:

---------------------------------------------------------------------

2003

$

21,684

2004

21,814

2005

23,275

2006

10,050

---------------------------------------------------------------------

$

76,823

---------------------------------------------------------------------

CARMANAH TECHNOLOGIES CORPORATION

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2002, 2001 and 2000

---------------------------------------------------------------------------

10.

Obligations under capital leases:

The Company leases computer equipment under lease agreements, which are classified as capital leases.  The future minimum annual lease payments are repayable as follows:

2002

2001

------------------------------------------------------------------------

2002

$

-

$

28,872

2003

59,130

26,857

2004

38,548

6,350

2005

17,493

-

------------------------------------------------------------------------

115,171

62,079

Less amounts representing interest at 6.25%

   to 10.75%

(17,590)

(5,975)

------------------------------------------------------------------------

Present value of capital lease obligations

97,581

56,104

Less current portion

48,015

25,800

------------------------------------------------------------------------

$

49,566

$

30,304

------------------------------------------------------------------------

Interest expense incurred during 2002 on capital leases amounted to $7,692 (2001 - $5,521).

11.

Share capital:

(a)

In accordance with reverse takeover accounting principles, CTI, the legal subsidiary, is deemed to have acquired control of the net assets of the legal parent, the Company (see note 2).  Accordingly, the number of issued shares reflects the structure of the Company, while the value of the issued share capital reflects the position of CTI adjusted for the cost of the purchase.

Authorized:

Unlimited number of common shares without par value.

CARMANAH TECHNOLOGIES CORPORATION

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2002, 2001 and 2000

---------------------------------------------------------------------------

11.

Share capital (continued):

(b)

Issued and outstanding:

Share capital of CTI, legal subsidiary, prior to reverse takeover:

Number of

 Common

shares

Amount

---------------------------------------------------------------------

Balance, December 31, 1999

4,822,625

$

231,260

Issued for cash

2,674,130

1,071,505

Redeemed

(1,261,068)

(470,000)

Issued for payment of debt

254,827

94,974

Issued for services rendered

50,441

20,000

Issued for subscription

1,450,738

1,451

Less share subscription receivable

-

(1,451)

---------------------------------------------------------------------

Balance, December 31, 2000

7,991,693

947,739

Issued for services rendered

441,529

252,004

---------------------------------------------------------------------

Balance, June 20, 2001, immediately prior

to reverse takeover transaction

8,433,222

$

1,199,743

---------------------------------------------------------------------

Share capital of the Company subsequent to reverse takeover:

Number of

 Common

shares

Amount

---------------------------------------------------------------------

Issue of shares in exchange for shares of legal

subsidiary to effect the reverse takeover

14,000,000

$

1,199,743

Fair value of net assets of legal parent attributed

to issued shares of legal parent at the date of

reverse takeover

6,112,710

2,113,842

Issued for services rendered

100,000

36,000

Less share issuance and reverse takeover costs

-

(319,839)

---------------------------------------------------------------------

Balance, December 31, 2001

20,212,710

3,029,746

Private placement

440,000

237,600

Less share issuance costs

-

(11,010)

---------------------------------------------------------------------

Balance, December 31, 2002

20,652,710

$

3,256,336

---------------------------------------------------------------------

CARMANAH TECHNOLOGIES CORPORATION

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2002, 2001 and 2000

---------------------------------------------------------------------------

11.

Share capital (continued):

(b)

Issued and outstanding (continued):

In conjunction with the reverse takeover, the Company consolidated its common shares on the basis of one post-consolidated common share for each 1.5 common shares previously outstanding.  The information set out in the tables above give retroactive effect to this share consolidation.  The Company also completed a brokered private placement of 2,334,934 special warrants at a price of $0.75 per special warrant for gross proceeds of $1,751,201.  Each special warrant entitles the holder, on exercise or deemed exercise and for no additional consideration, to a unit of the Company.  Each unit is comprised of one post-consolidated common share and one-half of one common share purchase warrant.  Each whole common share purchase warrant will entitle the holder to purchase one post-consolidated common share at a price of $1.00 until June 21, 2002 and $1.25 until June 21, 2003.  A commission of 7.5% or $131,340 was paid to various agents and finders on the private placement and other costs of $181,443 were incurred in respect of the private placement and reverse takeover, giving net proceeds of $1,438,418.  The Company has also issued brokers’ warrants exercisable into agent’s warrants which, in turn, entitle the holders to purchase in aggregate 233,493 units of the Company on the same terms as the private placement.

During the year, the Company completed a private placement of 440,000 common shares at $0.54 per common share for gross proceeds of $237,600.

(c)

Stock options:

Options to purchase common shares of the Company may be granted by the Board of Directors to employees and non-employees of the Company.  A summary of the status of the options outstanding and exercisable follows:

---------------------------------------------------------------------

Number of

Weighted

common

average

shares

exercise

---------------------------------------------------------------------

Balance, December 31, 2000

249,333

$    0.60

Granted

2,995,500          0.75

Cancelled

(20,000)

(0.60)

---------------------------------------------------------------------

Balance, December 31, 2001

3,224,833          0.74

Granted

166,664          0.75

Cancelled

(241,668)

(0.75)

---------------------------------------------------------------------

Balance, December 31, 2002

3,149,829     $    0.74

---------------------------------------------------------------------

In conjunction with the reverse takeover, the Company consolidated its common share options on a one post-consolidated common share option for each 1.5 common share options previously outstanding.  The opening balance at December 31, 2000 has been restated to reflect this capital restructuring.

CARMANAH TECHNOLOGIES CORPORATION

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2002, 2001 and 2000

---------------------------------------------------------------------------

11.

Share capital (continued):

(c)

Stock options (continued):

The following table summarizes the stock options outstanding and exercisable at December 31, 2002.

---------------------------------------------------------------------

Number

Number

outstanding at

exercisable at

Exercise price

December 31, 2002

Expiry date

December 31, 2002

---------------------------------------------------------------------

$0.60

229,333

February 3, 2005

229,333

$0.75

2,753,832

June 20, 2006

2,753,832

$0.75

166,664

June 13, 2007

83,332

---------------------------------------------------------------------

3,149,829

3,066,497

---------------------------------------------------------------------

During the year ended December 31, 2002, no compensation costs were recorded in the statements of operations and deficit for the options granted to employees.

Had compensation costs been determined for employee awards granted after December 31, 2001 using the fair value based method at their respective grant dates, the Company’s pro forma net earnings and pro forma basic and diluted earnings (loss) per share would have been as follows:

---------------------------------------------------------------------

December 31,

2002

---------------------------------------------------------------------

Net earnings, as reported

$

36,393

Pro forma net earnings

11,928

Earnings per share, as reported:

Basic and diluted                                             0.00

Pro forma earnings per share:

Pro forma basic and diluted                                   0.00

---------------------------------------------------------------------

The compensation costs reflected in these pro forma amounts were calculated using the Black-Scholes option pricing model using the following weighted average assumptions:

---------------------------------------------------------------------

December 31,

2002

---------------------------------------------------------------------

Risk free interest rate                                         4.19%

Expected dividend yield                                            0%

Stock price volatility                                         60.86%

Expected life of options

3 years

---------------------------------------------------------------------

The weighted average fair value of options granted during the year ended December 31, 2002 is $0.23.

CARMANAH TECHNOLOGIES CORPORATION

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2002, 2001 and 2000

---------------------------------------------------------------------------

11.

Share capital (continued):

(d)

Shares held in escrow:

As at December 31, 2002, the Company held 4,339,883 (2001 - 7,206,021) common shares in escrow subject to time-based or performance-based release criteria.

The time-based escrow shares are eligible for release at 15% semi-annually until July 2004.  As at December 31, 2002, 4,184,407 have been released from the time-based escrow and 3,423,606 remains in a time-based escrow.

Performance escrow shares are released at one share for every $3.00 in Qualifying Revenue or $3.00 in Qualifying Financing, whichever results in the greater number of escrow securities.  Shares eligible for release from escrow are limited to 30% of total escrow securities.  As at December 31, 2002, 583,734 shares were released from performance escrow and 916,277 remain in performance-based escrow.

All shares are estimated to be released from escrow by July 6, 2004.

(e)

Warrants:

(i)

The following warrants were outstanding at December 31, 2002.  Each warrant entitles the holder to purchase one common share of the Company.

------------------------------------------------------------------

Number

Exercise price

Expiry date

------------------------------------------------------------------

1,167,467

$1.25

June 21, 2003

------------------------------------------------------------------

On November 4, 2002, the TSX Venture Exchange approved the extension of the expiry date of the warrants from December 21, 2002 to June 21, 2003.

(ii)

In addition, the Company had issued 233,493 brokers’ warrants, which entitle the holder to one common share and one-half warrant until December 21, 2002 at a price of $0.75 each.  Subsequent to December 21, 2002, the holder is only entitled to one common share.  These brokers’ warrants expire June 21, 2003.

12.

Contribution agreement:

During fiscal 2002, CTI entered into a Contribution Agreement (the “Agreement”) with Sustainable Development Technology Canada.  Under the terms of the Agreement, CTI is to be reimbursed for certain research and development costs incurred to develop and commercialize specific projects to a maximum contribution of $500,000.  At December 31, 2002, eligible research and development expenses have been offset by contributions receivable under this agreement of $142,734.

CARMANAH TECHNOLOGIES CORPORATION

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2002, 2001 and 2000

---------------------------------------------------------------------------

13.

Related party transactions:

During the year ended December 31, 2002, the Company paid $74,083 (2001 - $80,000) for research and development services to a director of the Company.  During the year, the Company paid contract fees of $297,220 (2001 - $368,373) to a company part owned by a director of the Company.  This company provides two senior management positions and one administrative position to the Company.

The Company has entered into an advisory agreement with a company controlled by a director and officer of the Company in the amount of $10,000 per month, expiring July 2004.  During the year ended December 31, 2002, the Company paid management fees of $120,000 (2001 - $60,000; 2000 - nil) under this agreement.

These transactions are measured at the exchange amount of consideration established and agreed by the related parties.

14.

Financial instruments:

(a)

Fair value:

For certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities and bank loan, the carrying amounts approximate fair value due to their immediate or short-term maturity.  The fair value of obligations under long-term debt and obligations under capital leases, calculated at the present value of future payments and discounted at the current market rates of interest available to the Company for debt instruments with similar terms and maturity, approximate their carrying values.  The estimated fair value of advances receivable approximates its carrying value as it bears interest at rates approximating current market rates.

(b)

Currency risk:

The Company’s major sales contracts are concluded in U.S. dollars and, as such, the Company is exposed to exchange rate fluctuations in this currency.  The Company has not entered into any foreign exchange contracts to hedge this risk.

CARMANAH TECHNOLOGIES CORPORATION

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2002, 2001 and 2000

---------------------------------------------------------------------------

15.

Commitments:

The Company has operating lease agreements for the rental of premises and equipment.  The minimum future annual rental payments under the leases are as follows:

---------------------------------------------------------------------

Year ending December 31:

2003

$

132,895

2004

119,829

2005

118,765

2006

76,069

---------------------------------------------------------------------

$

447,558

---------------------------------------------------------------------

16.

Industry segment and foreign operations:

The Company operates in one segment being the development and manufacturing of solar-powered light technology and the sale of related products to consumers and suppliers worldwide.  Since the Company operates in one segment, all financial segment information can be found in the consolidated financial statements.

The Company had sales of $424,049 to one customer in 2001 representing more than 10% of the sales for that year.  Sales to any individual customers did not exceed 10% of sales in 2000 or 2002.

As at December 31, 2002 and 2001, all of the assets related to the Company’s operations were located in Canada.

For geographical reporting, revenues are attributed to the geographic location in which the customer is located as follows:

------------------------------------------------------------------------

December 31,

December 31,

(thousands of dollars)

2002

2001

------------------------------------------------------------------------

North America

$

3,997

$

1,892

Europe

1,688

903

Other

783

578

------------------------------------------------------------------------

$

6,468

$

3,373

------------------------------------------------------------------------

CARMANAH TECHNOLOGIES CORPORATION

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2002, 2001 and 2000

---------------------------------------------------------------------------

17.

Reconciliation to United States generally accepted accounting principles:

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada (“Canadian GAAP”) which differ in certain respects from those measurement principles and practices that the Company would have followed had its consolidated financial statements been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).  The material measurement differences to the consolidated financial statements are as follows:

(a)

Income taxes:

Under U.S. GAAP, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Under Canadian GAAP, the effect of a change in tax rates is recognized in the period of substantive enactment.  The application of this difference under U.S. GAAP does not result in a material difference between future income taxes as recorded under Canadian GAAP.

(b)

Stock-based compensation:

Under Canadian GAAP, the Company does not recognize any compensatory element for options granted to employees or directors.  The Financial Accounting Standards Board in the U.S. has issued Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“FAS 123”) which became effective for transactions entered into after December 15, 1995.  The statement encourages entities to adopt a fair value methodology of accounting for employee stock-based compensation.  As permitted by the statement, the Company has elected to continue measuring employee compensation costs using the intrinsic value method of accounting under APB Option 25 and related interpretations.  Under the intrinsic value based method, employee stock option compensation is determined by the excess, if any, of the quoted market value of the stock at the date of the grant over the amount an optionee must pay to acquire the stock.  The excess is recognized by a charge to operations over the vesting period.

Stock options granted to non-employees for services rendered to the Company are required to be accounted for based on the fair value of the services provided or the stock options granted as the services are performed and the options earned.  The Company applies a similar accounting policy under Canadian GAAP for non-employee awards made on or after January 1, 2002.  The stock-based compensation expense in respect of options granted to non-employees, under U.S. GAAP, based on the fair value of the options using an option pricing model, would be $302,802 for the year ended December 31, 2002 (2001 - $10,276, 2000 - nil).

CARMANAH TECHNOLOGIES CORPORATION

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2002, 2001 and 2000

---------------------------------------------------------------------------

17.

Reconciliation to United States generally accepted accounting principles (continued):

(b)

Stock-based compensation (continued):

With respect to escrowed shares, U.S. GAAP considers shares held in and releasable from escrow based on performance to be a compensatory arrangement between the Company and the holder of the shares.  Accordingly, the difference between the fair value of escrowed shares at the time the shares are eligible for release from escrow and the issue price of the shares is recognized and charged to operations as compensation expense in the period in which the escrowed shares are eligible for release from escrow.  No such recognition is given under Canadian GAAP.

(c)

Deferred development costs expenditures:

Costs of product development that are capitalized as technology and amortized under Canadian GAAP are required to be expensed in the period incurred under U.S. GAAP.

Deferral of these costs under Canadian GAAP resulted in a future income tax liability since costs are deductible in the year incurred for tax purposes.  The expensing of development costs under U.S. GAAP results in the elimination of this difference.  The adjustments shown are gross of the estimated deferred tax impact under U.S. GAAP with the deferred tax impact presented separately.

(d)

Research equipment:

The cost of research equipment that has been capitalized for Canadian GAAP purposes but does not have an alternative future use separate from the research project is required to be expensed in the period incurred under U.S. GAAP.

(e)

Product warranties:

Product warranties included in accounts payable and accrued liabilities are as follows:

---------------------------------------------------------------------

2002

2001

---------------------------------------------------------------------

Beginning balance

$

38,183

$

43,442

Warranty charges in the year

(32,325)

(32,540)

Warranty accruals in the year

57,553

27,281

---------------------------------------------------------------------

Closing balance

$

63,411

$

38,183

---------------------------------------------------------------------

CARMANAH TECHNOLOGIES CORPORATION

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2002, 2001 and 2000

---------------------------------------------------------------------------

17.

Reconciliation to United States generally accepted accounting principles (continued):

(a)

Recent accounting pronouncements:

In November 2002, the Financial Accounting Standards Board (“FASB”) issued Emerging Issues Task Force 00-21, “Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”).  EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities.  In some arrangements, the different revenue-generating activities are sufficiently separable, and there may be sufficient evidence of their fair values to separately account for some or all of the deliverables.  In other arrangements, some or all of the deliverables are not independently functional, or there is not sufficient evidence of their fair values to account for them separately.  EITF 00-21 is effective for revenue arrangements entered into fiscal periods beginning after June 15, 2003.

In addition, FASB issued FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”), which addresses the disclosure to be made by a guarantor in its financial statements about its obligations under guarantees.  FIN 45 will apply to the recognition and measurement provisions for all guarantees entered into or modified after December 31, 2002.  Product warranties disclosure requirements of FIN 45 are included in note 17(e).

In 2003, FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”), which addresses the consolidation by business enterprises of variable interest entities.  FIN 46 will apply to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest in after that date.

Currently, the Company is completing its analysis of the impact of these accounting standards.

(b)

Reconciliation:

The effect of the differences between Canadian and U.S. GAAP (including practices prescribed by the SEC) on the consolidated balance sheets, statements of operations and deficit and cash flows is summarized as follows:

(i)

Assets:

------------------------------------------------------------------

2002

2001

------------------------------------------------------------------

Assets, under Canadian GAAP

$

3,790,636

$

2,745,106

Adjustment for deferred development costs

expensed under U.S. GAAP (note 17(c))

-

(216,895)

Adjustment for research equipment expensed

under U.S. GAAP (note 17(d))

(15,692)

(19,615)

------------------------------------------------------------------

Assets, under U.S. GAAP

$

3,774,944

$

2,508,596

------------------------------------------------------------------

CARMANAH TECHNOLOGIES CORPORATION

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2002, 2001 and 2000

---------------------------------------------------------------------------

17.

Reconciliation to United States generally accepted accounting principles (continued):

(a)

Reconciliation (continued):

(ii)

Liabilities:

------------------------------------------------------------------

2002

2001

------------------------------------------------------------------

Liabilities, under Canadian GAAP

$

1,272,460

$

489,913

Deferred income taxes on U.S. GAAP adjustments

-

(18,000)

-----------------------------------------------------------------

Liabilities, under U.S. GAAP

$1,272,460

$

471,913

------------------------------------------------------------------

 (iii)

Share capital:

------------------------------------------------------------------

2002

2001

------------------------------------------------------------------

Share capital, under Canadian GAAP

$

3,256,336

$

3,029,746

Adjustment for stock-based compensation relating

to stock options issued to

   non-employees (note 17(b))

313,078

10,276

Adjustment for stock-based compensation relating

to escrowed shares allotted to employees and

directors (note 17(b))

1,216,005

428,240

Adjustment for deferred stock-based

compensation (note 17(b))

(106,929)

(178,215)

------------------------------------------------------------------

Share capital, under U.S. GAAP

$

4,678,490

$

3,290,047

------------------------------------------------------------------

 (iv)

Deficit:

------------------------------------------------------------------

2002

2001

------------------------------------------------------------------

Deficit, under Canadian GAAP

$(764,348)

$

(800,741)

Expense for stock-based compensation relating to

stock options issued to

non-employees (note 17(b))

(313,078)

(10,276)

Expense for stock-based compensation relating

to escrowed shares allotted to employees and

consultants (note 17(b))

(1,109,076)

(250,026)

Adjustment for deferred development costs

expensed under U.S. GAAP (note 17(c))

-

(216,895)

Adjustment for research equipment expensed

under U.S. GAAP (note 17(d))

(15,692)

(19,615)

Deferred income taxes on U.S. GAAP adjustments

-

18,000

------------------------------------------------------------------

Deficit, determined under U.S. GAAP      $(2,202,194) $(1,279,553)

------------------------------------------------------------------

CARMANAH TECHNOLOGIES CORPORATION

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2002, 2001 and 2000

---------------------------------------------------------------------------

17.

Reconciliation to United States generally accepted accounting principles (continued):

(a)

Reconciliation (continued):

(v)

Income (loss) and income (loss) per share for the year:

-----------------------------------------------------------------

2002

2001

2000

------------------------------------------------------------------

Income (loss), under

  Canadian GAAP

$

36,393

$

(676,498)

$

(89,269)

Expense for stock-based compensation

relating to stock options issued to

non-employees (note 17(b))

(302,802)

(10,276)

-

Expense for stock-based compensation

relating to escrowed shares allocated to

employees and directors

(note 17(b))

(859,050)

(250,026)

(1,265)

Adjustment for deferred development

costs expensed under U.S. GAAP

(note 17(c))

216,895

(13,614)

(46,189)

Adjustment for research equipment

expensed under U.S. GAAP

(note 17(d))

3,923

3,296

(2,510)

Deferred income taxes on U.S. GAAP

adjustments

(18,000)

-

18,000

------------------------------------------------------------------

Loss, determined under

   U.S. GAAP

$

(922,641)

$

(947,118)

$

(121,233)

-----------------------------------------------------------------

Weighted average number of common

shares outstanding under Canadian

GAAP and U.S GAAP, basic and

diluted

19,650,884

15,460,951

10,408,202

------------------------------------------------------------------

Loss per share, basic and diluted

- U.S. GAAP

$

(0.04)

$

(0.06)

$

(0.01)

------------------------------------------------------------------

18.

Subsequent events:

On February 25, 2003, the Company announced the proposed issue of up to 2,000,000 common shares of the Company at a price of $0.74 per share pursuant to a private placement, for gross proceeds of up to $1,480,000 before commissions and costs.  The private placement is subject to completion of formal documentation and receipt of regulatory approval.

#